
<ARTICLE> 5

<LEGEND>
This schedule contains summary information extracted from the condensed consolidated balance sheet at June 30, 1999, and the condensed consolidated statements of income for the 3 months ended June 30, 1999 and 1998. Both are qualified in their entirety by reference to such.
</LEGEND>


<PERIOD-TYPE>                           3-MOS           3-MOS
<FISCAL-YEAR-END>                 MAR-31-2000     MAR-31-1999
<PERIOD-END>                      JUN-30-1999     JUN-30-1998
<CASH>                                269,073               0
<SECURITIES>                                0               0
<RECEIVABLES>                      41,906,154               0
<ALLOWANCES>                        9,462,978               0
<INVENTORY>                                 0               0
<CURRENT-ASSETS>                            0               0
<PP&E>                                547,876               0
<DEPRECIATION>                        339,226               0
<TOTAL-ASSETS>                     44,151,223               0
<CURRENT-LIABILITIES>              35,108,375               0
<BONDS>                                     0               0
<PREFERRED-MANDATORY>                       0               0
<PREFERRED>                                 0               0
<COMMON>                            3,702,587               0
<OTHER-SE>                          5,340,261               0
<TOTAL-LIABILITY-AND-EQUITY>       44,151,223               0
<SALES>                               135,448         109,793
<TOTAL-REVENUES>                    2,970,630       2,187,880
<CGS>                                  15,531          22,701
<TOTAL-COSTS>                       1,242,355         928,721
<OTHER-EXPENSES>                       24,140          25,451
<LOSS-PROVISION>                      250,678         184,457
<INTEREST-EXPENSE>                    623,509         603,063
<INCOME-PRETAX>                       814,417         423,487
<INCOME-TAX>                          312,270         163,263
<INCOME-CONTINUING>                   502,147         260,224
<DISCONTINUED>                              0               0
<EXTRAORDINARY>                             0               0
<CHANGES>                                   0               0
<NET-INCOME>                          502,147         260,224
<EPS-BASIC>                               .21             .11
<EPS-DILUTED>                             .20             .11


<F1> Receivables are presented net of unearned finance charges, non-refundable dealer reserve and allowance for doubtful accounts.

<F2> Allowances are total reserves for credit losses, comprised of non-refundable dealer reserve and allowances for doubtful accounts.



